UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2020

Arrowhead Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38042	46-0408024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 E. Colorado Blvd, Suite 700, Pasadena, CA 91105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	ARWR	The Nasdaq Global Select Market

Item 1.01 Entry into a Material Definitive Agreement

On March 14, 2020, Arrowhead Pharmaceuticals, Inc. (“the Company”) entered into a sublease agreement (the “Sublease”) with Halozyme, Inc. for additional research and development facility space in San Diego, California.  The Sublease provides additional space needed to accommodate the recent growth of the Company’s personnel and discovery efforts.  The space consists of approximately 21,000 rentable square feet located at 11404 Sorento Valley Road, San Diego, California, 92121.  The term of the Sublease is expected to commence on April 1, 2020 and will expire on January 14, 2023.  Lease payments are estimated to total approximately $2.1 million over the term.

The foregoing description of the lease agreement does not purport to be complete and is subject to, and qualified in its entirety by, the lease agreement, which will be filed in a subsequent periodic report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.07 Submission of Matters to a Vote of Security Holders

The following proposals were submitted to the stockholders of Arrowhead Pharmaceuticals, Inc. (the “Company”) at the 2020 Annual Meeting of Stockholders held on March 19, 2020.

•	Election of six directors to serve as members of the Company’s Board of Directors until the next Annual Meeting or until their successors are elected;

•	Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers for fiscal 2019;

•	Approval of an amendment to the Company’s Amended and Restated By-Laws to implement a majority vote standard in uncontested elections of directors; and

•	Ratification of Rose Snyder & Jacobs as independent auditors of the Company for the fiscal year ended September 30, 2020.

As of January 22, 2020, the record date for the Annual Meeting, the Company had 101,562,158 shares of its common stock outstanding and entitled to vote. At the Annual Meeting, 86,514,144 shares were present in person or represented by proxy and entitled to vote. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

Board of Director Election Results

NAME	FOR	WITHHELD	NON VOTES
Christopher Anzalone	53,618,635	391,320	32,504,189
Marianne De Backer	53,373,958	635,997	32,504,189
Mauro Ferrari	52,876,785	1,133,170	32,504,189
Douglass Given	50,029,193	3,980,762	32,504,189
Michael S. Perry	34,271,944	19,738,011	32,504,189
William Waddill	52,897,196	1,112,759	32,504,189

Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers for the 2019 fiscal year

52,833,800 FOR 975,617 AGAINST 200,538 ABSTAIN 32,504,189 NON VOTES

The proposal was approved.

Approval of an amendment to the Company’s Amended and Restated By-Laws to implement a majority vote standard in uncontested elections of directors

53,697,558 FOR 190,335 AGAINST 122,062 ABSTAIN 32,504,189 NON VOTES

The proposal was approved.

Ratification of Rose, Snyder & Jacobs as Arrowhead’s independent public accounting firm

85,078,035 FOR 441,881 AGAINST 994,228 ABSTAIN

The appointment was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 19, 2020

ARROWHEAD PHARMACEUTICALS, INC.

By:	/s/ Kenneth Myszkowski
Kenneth Myszkowski
Chief Financial Officer